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                                                                  EXHIBIT (k)(1)

                           SIERRA PRIME INCOME FUND
                            ADMINISTRATION AGREEMENT

                                 March __, 1998

Murphey Favre Securities Services, Inc.
601 W. Main Avenue, Suite 300
Spokane, WA  99201


Ladies and Gentlemen:


     The Sierra Prime Income Fund (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, confirms its agreements with Murphey Favre Securities Services, Inc. ("Murphey Favre"), a corporation organized under the laws of the state of Washington, regarding administrative services to be provided by Murphey Favre in connection with the Trust. Murphey Favre agrees to provide services upon the following terms and conditions:

     1.        Investment Description; Appointment
               -----------------------------------

     The Fund desires to employ its capital by investing and reinvesting (a) in investments of the kind, and in accordance with the limitations, specified in
(i) the Agreement and Declaration of Trust dated October 4, 1995 and the Amended Agreement and Declaration of Trust dated January 18, 1996, as amended from time to time (the "Declaration of Trust"), and (ii) the prospectus (the "Prospectus") and statement of additional information (the "Statement") relating to the Trust contained in the Registration statement on Form N-2, File No. 33-98824, filed with the Securities and Exchange Commission (the "Registration Statement") and
(b) in such manner and to such extent as may from time to time be approved by the Trust's Board of Trustees. Copies of the Prospectus, the Statement and the Declaration of Trust have been submitted to Murphey Favre. The Trust desires to employ and hereby appoints Murphey Favre to act as its administrator. Murphey Favre accepts this appointment and agrees to furnish the services described herein for the compensation set forth below.

     2.        Services as Administrator
               -------------------------

     Subject to the supervision and direction of the Board of Trustees, Murphey Favre is responsible for all administrative functions with respect to the Trust and will (a) assist in supervising all aspects of the operations of the Trust except those performed by the investment adviser and sub-advisers under their respective investment management and sub-advisory agreements; (b) supply the Trust with office facilities which may be in Murphey Favre's own offices, statistical and research data, data processing services, clerical, accounting and
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bookkeeping services (including, but not limited to, the calculation of the no asset value of shares of the Trust), internal auditing and legal services, internal executive and administrative services, and stationery and office supplies; (c) prepare reports to the Trust's shareholders and materials for the Board of Trustees; (d) prepare tax returns; (e) prepare reports to and filings with the Securities and Exchange Commission and state regulatory authorities;
(f) cooperate with the Trust's transfer agent for the purpose of establishing and implementing procedures to ensure that the Trust's transfer agency and shareholder relations functions are efficiently carried out; and (g) provide such other similar services as the Trust may reasonably request to the extent permitted under application statutes, rules and regulations. The services to be performed by Murphey Favre hereunder may be delegated by it, in whole or in part, to one or more sub-administrators provided that any delegation of duties to a sub-administrator shall not relieve Murphey Favre of its responsibilities hereunder. Notwithstanding anything to the contrary in this Agreement, Murphey Favre shall not be responsible for the performance of any duties which are required to be performed by the Trust's transfer agent.

     3.        Compensation
               ------------

     a. In consideration of services rendered pursuant to this Agreement, the Trust will pay Murphey Favre on the first business day of each month a fee for the previous month at an annual rate of 0.25% of the Trust's average daily net assets, out of which fee Murphey Favre shall pay expenses as described in
Section 5 including, without limitation, fees of any sub-administrator engaged by Murphey Favre and the base fees and charges (but not transaction-based fees and out-of-pocket expenses) of the Trust's custodian.

     b. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to Murphey Favre, the value of the Trust's net assets shall be computed at the times and in the manner specified in the Prospectus and/or the Statement of Additional Information as from time to time in effect.

     4.        Expenses
               --------

     Murphey Favre will bear all expenses in connection with the performance of its services under this Agreement, including, without limitation, payment of the fee to the custodian and any sub-administrator described in Paragraph 2 above. The Trust will bear certain other expenses to be incurred in its operation, including: organizational expenses; taxes, interest, brokerage fees and commissions, if any; fees of trustees of the Trust who are not officers, directors, or employees of Composite Research & Management Co., the Trust's sub-administrator or any of their affiliates; federal regulatory fees and state Blue Sky qualification fees; out-of-pocket expenses of custodians and the Trust's sub-administrator and transaction charges of custodians; insurance premiums; outside auditing and legal expenses; costs of maintenance of the Trust's existence; costs attributable to investor services, including, without limitation, telephone and


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personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Trust and of the officers or Board of Trustees of the Trust; and any extraordinary expenses.

     5.        Standard of Care
               ----------------

     Murphey Favre shall exercise its best judgment in rendering the services listed in Paragraph 2 above. Murphey Favre shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     6.        Term of Agreement
               -----------------

     This Agreement shall become effective as of the execution date and shall continue for an initial two-year term and shall continue automatically from year-to-year thereafter unless terminated in accordance with the following sentence. This Agreement is terminable at any time, without penalty, on 60 days' written notice, by the Board of Trustees of the Trust or upon 90 days' written notice, by Murphey Favre.

     7.        Service to Other Companies or Accounts
               --------------------------------------

     The Trust understands that Murphey Favre may act in the future as administrator to other investment companies or series of investment companies, and the Trust has no objection to Murphey Favre's so acting. The Trust understands that the persons employed by Murphey Favre to assist in the performance of Murphey Favre's duties under this Agreement will not devote their full time to such services and nothing contained in this Agreement shall be deemed to limit or restrict the right of Murphey Favre or any affiliate of Murphey Favre to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     8.        Representations of the Trust and Murphey Favre
               ----------------------------------------------

     The Trust represents that (a) a copy of the Declaration of Trust is on file in the office of the Secretary of the Commonwealth of Massachusetts, (b) the appointment of Murphey Favre has been duly authorized and (c) it has acted and will continue to act in conformity with the 1940 Act and other applicable laws. Murphey Favre represents that it is authorized to perform the services described herein.


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     9.        Limitation of Liability
               -----------------------

     This Agreement has been executed on behalf of the Trust by the undersigned officer of the Trust in his capacity as an officer of the Trust. The obligations of this Agreement shall be binding only upon the assets and property of the Trust and shall not be binding upon any Trustee, officer, or Trustee, officer, or shareholder of the Trust individually.

     10.       Entire Agreement
               ----------------

     This Agreement constitutes the entire agreement between the parties hereto.

     11.       Governing Law
               -------------

     This Agreement shall be governed in accordance with the laws of the Commonwealth of Massachusetts.

     12.       Counterparts
               ------------

     This Agreement may be executed in any number of counterpart, each of which shall be deemed to be an original, but such counterparts shall together, constitute only one instrument.

     If the foregoing accurately sets forth our agreement, kindly indicate your acceptance hereof by signing and returning the enclosed copy hereof.

                                    Very truly yours,

                                    SIERRA PRIME INCOME FUND


                                    By:
                                       ---------------------------------
                                       President
---------------


Accepted:

MURPHEY FAVRE SECURITIES SERVICES, INC.


By:
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Executive Vice President


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